Exhibit 5


                          June 19, 1998





Securities and Exchange Commission
450 - 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs:

     This opinion is given in connection with the Registration Statement on Form S-8 filed by Potomac Electric Power Company (the Company) with the Securities and Exchange Commission for registration under the Securities Act of 1933, as amended, of up to 294,569 shares of Common Stock (Shares) in the Company's Stock Compensation Plan for the Board of Directors (Plan).

     Based upon my review and knowledge of applicable regulatory and corporate action authorizing issuance of the Shares in the Plan, it is my opinion that:

     (1) The Company is duly organized and validly existing under the laws of the District of Columbia and Virginia;

     (2) The Shares in the Plan will, when issued pursuant to the Plan, be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Sincerely,


                                               /S/ WILLIAM T. TORGERSON
                                                William T. Torgerson